NSAR ITEM 77O

                                 VKAC Bond Fund
                               10f-3 Transactions


                                                                   Amount of shares                         Date of
Underwriting      # Underwriting            Purchased From             Purchased        % of Underwriting   Purchase


1                 Raytheon                  Bear Stearns                500,000         0.017%             08/07/97
2                 Raytheon                  First Boston                250,000         0.008%             08/07/97
3                 Cablevision               Merrill Lynch             1,250,000         0.250%             12/05/97
                  Systems
4                 Cablevision               Bear Stearns              1,500,000         0.500%             02/03/98
                  Systems
5                 Beckman Coulter           Merrill Lynch             1,500,000         0.375%             02/25/98
6                 R&B Falcon Corp.          First Boston              1,000,000         0.091%             04/08/98
7                 Tenet Healthcare          Donaldson, Lufkin         8,500,000         0.708%             05/08/98
                  Corporation               & Jenrette
8                 Owens-Illinois, Inc.      Salomon Smith             1,250,000         0.227%             05/14/98
                                            Barney
9                 Tyco International        J.P. Morgan               4,000,000         0.200%             06/04/98
                  Group


Other Firms participating in Underwriting:

Underwriting for #1 & 2
-----------------------

Bear, Stearns & Co., Inc.
Credit Suisse First Boston Corporation
Morgan Stanley & Co., Incorporated
Goldman, Sachs & Co.
Merrill Lynch, Inc.
J.P. Morgan Securities Inc.
Chase Securities Inc.
Lehman Brothers Inc.
Salomon Brothers Inc.
ABN AMRO Chicago Corp.
BancAmerica Securities, Inc.
BT Securities Corp.
CIBC Wood Gundy Securities Corp.
Citicorp Securities, Inc.
Deutsche Morgan Grenfell Inc.
First Chicago Capital Markets, Inc.
SBC Warburg Inc.
Scotia Capital Markets Inc.
UBS Securities LLC
Blaylock & Partners, L.P.
Muriel Siebert & Co. Inc.

Underwriting for #3 & 4
-----------------------

Morgan Stanley & Co., Inc.
Salomon Brothers Inc.

Underwriting for #5
-------------------

Salomon Smith Barney
Citicorp Securities, Inc.
Credit Suisse First Boston
Morgan Stanley Dean Witter
BancAmerica Robertson Stephens
First Chicago Capital Markets, Inc.
Goldman, Sachs & Co.

Underwriting for #6
-------------------

Chase Securities Inc.
Donaldson, Lufkin & Jenrette Securities Corporation
Morgan Stanley & Co. Incorporated

Underwriting for #9
-------------------
Morgan Stanley & Co. Incorporated
Lehman Brothers Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Credit Suisse First Boston Corporation
Donaldson, Lufkin  & Jenrette Securities Corporation
BT Alex.Brown Incorporated
First Chicago Capital Markets, Inc.
NationsBanc Montgomery Securities LLC
ABN AMRO Incorporated
Credit Lyonnais Securities Inc.
First Union Capital Markets Inc.
Scotia Capital Markets Inc.
Bear, Stearns & Co. Inc.
Citicorp Securities, Inc.
PaineWebber Incorporated
UBS Securities LLC
BancAmerica Robertson Stephens
BNY Capital Markets Inc.
Commerzbank Capital Markets Corporation